Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Strong Global Entertainment, Inc. 2023 Share Compensation Plan of our audit report dated April 10, 2023, relating to the combined financial statements of Strong Global Entertainment as of and for each of the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

May 25, 2023